                                                                    EXHIBIT 21.1


                          ON SEMICONDUCTOR CORPORATION

                       List of Subsidiaries as of 12/31/00


SCG (CZECH) HOLDING CORPORATION {DELAWARE}
    Terosil a.s. [JV] {Czech Republic}
    Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
    Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
    Semiconductor Miniature Products (M) Sdn. Bhd. [JV] {Malaysia} SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
    Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}
        Semiconductor Components Industries International of Rhode Island, Inc.
         {Rhode Island}
    Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
    Slovakia Electronics Industries, a.s. {Slovak Republic}
    SCG International Development, LLC {Delaware}
    SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
        SCG Industries Malaysia Sdn. Bhd {Malaysia}
        ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia}
    Semiconductor Components Industries (Thailand) Limited {Thailand}
    SCG Mexico, S.A. de C.V. {Mexico}
    SCG (Japan) Ltd. {Japan}
    SCG Philippines, Incorporated {Philippines}
    SCG Asia Capital Pte. Ltd. {Malaysia}
    SCG Czech Design Center s.r.o. {Czech Republic}
    SCG India Private Ltd. {India}
    ON Semiconductor Hong Kong Design Limited {Hong Kong, China}
    ON Semiconductor Trading Ltd. {Bermuda}
        ON Semiconductor Denmark ApS {Denmark}
            ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}
            SCG Hong Kong SAR Limited {Hong Kong, China}
            Semiconductor Components Industries Singapore Pte Ltd {Singapore} SCG Korea Ltd. {Korea}
            ON Semiconductor Canada Trading Corporation {Canada}
            SCG do Brasil Ltda. {Brazil}
            SCG Holding (Netherlands) B.V. {Netherlands}
                Semiconductor Components Industries Germany GmbH {Germany}
                SCG France SAS {France}
                SCGS AB {Sweden}[also d/b/a ON Semiconductor AB and
                                 Semiconductor Components Group Sweden AB]
                SCG Italy S.r.l. {Italy}
                Semiconductor Components Industries UK Limited {United Kingdom}
                    ON Semiconductor Limited {United Kingdom}


"{ }" Denotes jurisdiction